EXHIBIT 3.1

CERTIFICATE OF INCORPORATION
OF
SOLERA NATIONAL BANCORP, INC.

1. The name of the Corporation is Solera National Bancorp, Inc. (the “Corporation”).

2. The address of the registered office of the Corporation in the State of Delaware is 3500 South Dupont Highway, in the City of Dover, County of Kent, 19901. The name of the registered agent of the Corporation at such address is Incorporating Services, Ltd.

3. (a) The nature of the business or purpose to be conducted or promoted by the Corporation is to act as a bank holding company and to engage in activities and any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

(b) The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

4. (a) The total number of shares of common stock which the Corporation shall have authority to issue is four million (4,000,000) par value of $0.01 per share.

(b) the Corporation may issue shares of its common stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

5. No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

6. (a) The number of directors of the Corporation shall be not less than one (1) nor more than twenty-five (25), the exact number to be fixed from time to time in the manner provided by the Bylaws of the Corporation; provided that at any time there is only one stockholder of the Corporation, the number of directors may be not less than one (1) nor more than nine (9).

(b) The number of directors constituting the initial Board of Directors of the Corporation is two (2), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified are:

Name	Address

Robert Jay Fenton	924 W. Colfax, Suite 301
Denver, CO 80204

James P. Foster	924 W. Colfax, Suite 301
Denver, CO 80204

(c) Election of directors need not be by written ballot unless the Bylaws shall so provide. No holders of Common Stock of the Corporation shall have any rights to cumulate votes in the election of directors.

7. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation or adopt new Bylaws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to Bylaw provisions that previously have been adopted, amended, or repealed by the stockholders; and further provided, that Bylaws adopted or amended by the Board of Directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

8. The Corporation is to have perpetual existence.

9. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this provision by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this provision, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

(b) The Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities.

(c) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

10. The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or Bylaws of the Corporation, from time to time, to amend this Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

11. No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

12. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

13. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statues) outside the State of Delaware at such place of places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

14. The name and mailing address of the incorporator of the Corporation are Heather Archer, Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3700, Dallas, Texas 75202.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly has hereunto set her hand this 12th day of January 2006.

/s/ Heather Archer

Heather Archer

DISCLAIMER

I, the undersigned, being the Incorporator of Solera National Bancorp, Inc., a corporation to be organized after this Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, do hereby disclaim any and all interests in said corporation.

/s/Heather Archer

Heather Archer